EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-106991, No. 333-112487, No. 333-117520, No. 333-122658 and No. 333-127125) and Form S-8 (No. 333-60640, No. 333-81522, No. 333-88504, No. 333-106923, No. 333-110522, No. 333-116474, No. 333-125781 and No. 333-134925 and No. 333-143556) of Napster, Inc. of our report dated June 11, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
June 11, 2008